                                                                    EXHIBIT 10.9

                                LOAN AGREEMENT

      THIS LOAN AGREEMENT ("Loan Agreement") is made this 20th day of March, 1997, by and between MONARCH PHARMACEUTICALS INC., a Tennessee corporation whose address is 355 Beecham Street, Bristol, Tennessee 37620 (the "Borrower") KING PHARMACEUTICALS, INC., a Tennessee corporation whose address is 501 Fifth Street, Bristol, Tennessee 37620 (the "Guarantor") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, whose address P. O. Box 3189, Bristol, Tennessee 37625 (the "Bank").

                                RECITALS OF FACT

      The Borrower has requested that the Bank commit to loan the Borrower the principal sum of Five Million No/100 Dollars ($5,000,000.00), with said extension of credit to be structured as a term loan. The proceeds of the term loan shall be used by the Borrower to finance the acquisition, of the Cortisporin(R) and Pediotic(R) Product Lines.

      Furthermore, the Guarantor desires that the Bank commit to loan the Borrower the principal sum of Five Million and No/100 Dollars ($5,000,000.00) for the purposes recited hereinabove. In consideration of Bank's commitment, the Guarantor has agreed to guarantee repayment of the loan contemplated by this Loan Agreement

      NOW, THEREFORE, incorporating the Recitals of Fact set forth above and consideration of the mutual agreements herein contained, the parties agree as follows:

                                   AGREEMENTS

SECTION 1: DEFINITIONS AND ACCOUNTING TERMS.

      1.1 CERTAIN DEFINED TERMS. For purposes of this Loan Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

      "AADA" shall mean an Abbreviated Antibiotic Drug Application as described in the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

      "Agreement for Purchase and Sale of Assets" shall mean that certain contract by and between GW and Borrower whereby Borrow acquired GW's interest in the Cortisporin(R) Product Line and the Pediotic(R) Product Line.

      "ANDA" shall mean an Abbreviated New Drug Application as described in the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

      "Closing Date" means the date set out in the first paragraph of this Loan Agreement.

      "Collateral" means the tangible and/or intangible personal property of the Borrower that is intended to secure the loan contemplated under this Loan Agreement, said personal property being specifically described in Section 3.1 of this Loan Agreement.

      "Conditional Assignment" means the Conditional Assignment of Registered Trademarks pursuant to 37 C.F.R. Section 3.56, which conditional assignment shall be in a form substantially similar to that which is attached hereto as Exhibit "A".

      "Cortisporin(R) Product Line" shall refer to the following:

PRODUCT NAME                                      NDA/AADA             NDC
------------                                      --------             ---
Cortisporin Otic Solution 1% 10ml                 NDA   50-479     0173-0199-92
Cortisporin Otic Suspension 1% 10 ml              AADA  60-613     0173-0198-92
Cortisporin Ophthalmic Suspension 7.5 ml          NDA   50-169     0173-0193-02
Cortisporin Ophthalmic Ointment 1/8 oz            NDA   50-416     0173-0197-86
Cortisporin Cream 7.5 gm tube                     NDA   50-218     0173-0185-98
Cortisporin Ointment 1/2 oz. Tube                 NDA   50-168     0173-0196-88

and all other presentations and dosage forms, along with all product codes and strengths associated with NDA Nos. 50-479, 50-169, 50-416, 50-218, and
50-168 and AADA No. 60-613, and any and all changes, amendments, periodic reports, supplements, authorizations, documentation, or permits relative thereto.

      "Event of Default" has the meaning assigned to that phrase in Section 14 of this Loan Agreement.

      "Existing Loan Agreements" shall refer to the following agreements collectively.

      (a) Loan Agreement dated April 30, 1996, by and between Guarantor and the Bank, covering a $3,500,000 revolving line of credit and a $2,500,000 term loan used to finance bioequivalence studies;
      (b) Loan Agreement dated January 21, 1997, by and between Borrower, Guarantor and the Bank, pertaining to the acquisition of the Thalitone(R) Product Line (the "Thalitone Loan Agreement"); and
      (c) Loan Agreement dated January 29, 1997, by and between Borrower, Guarantor and the Bank, pertaining to the acquisition of the Proctocort(R) Product Line (the "Proctocort Loan Agreement").

      "FDA" means the Food and Drug Administration an agency of the government of the United States of America.

      "Guaranty" means the guaranty agreement described in Section 4 2 of this Loan Agreement.

      "GW" means Glaxo Wellcome, Inc., a corporation existing under the laws of the State of North Carolina, having a principle place of business at Five Moore Drive, Research Triangle Park, North Carolina 27709.

      "King Loan Agreement" shall refer to that certain Loan Agreement dated April 30, 1996, by and between Guarantor and the Bank, covering a $3,500,000 revolving line of credit and a $2,500,000 term loan used to finance bioequivalence studies.

      "Loan Agreement" means this Loan Agreement between the Borrower and the Bank.

      "NDA" shall mean a New Drug Application as described in the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

      "NDC" means National Drug Control number. All NDCs used in this Loan Agreement shall refer to NDCs used by GW.

      "Pediotic(R) Product Line" shall refer to the following:

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

PRODUCT NAME                        AADA                       NDC
------------                        ----                       ---
Pediotic 1% 7.5ml                   AADA 62-822                0173-0199-92

and all other presentations and dosage forms, along with all product codes and strengths associated with AADA No. 62-822, and any and all changes, amendments, periodic reports, supplements, authorizations, documentation, or permits relative thereto.

      "Registered Trademarks" shall refer to the Cortisportin(R) and Pediotic(R) trademarks that are specifically described in Section 3.1(a) of this Loan Agreement.

      "Security Agreement" means the Security Agreement described in Section
3.2 of this Loan Agreement.

      "Term Loan" means the Borrower's term indebtedness to the Bank pursuant to Section 2 of this Loan Agreement.

      "Term Note" means the promissory note as described in Section 2.2 of this Loan Agreement.


      "Third Party Financing Arrangements" shall refer to all agreements and related documents pertaining to financing being provided by parties other than the Bank in connection with the Borrower's acquisition of the Cortisporin(R) Product Line and the Pediotic(R) Product Line. The Third Party Financing Arrangements may involve either or both the Borrower and the Guarantor.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent to those applied in the preparation of the financial statements required to be delivered time to time pursuant to Section 11.1 of this Loan Agreement.

SECTION 2: COMMITMENT, FUNDING AND TERMS OF TERM LOAN.

      2.1 THE COMMITMENT. Subject to the terms and conditions herein set out, the Bank agrees and commits to loan the Borrower the principal sum of Five Million and No/100 Dollars ($5,000,000.00), to be used for the purpose of financing the borrower's acquisition of the Cortisporin(R) Product Line and the Pediotic(R) Product Line.

      2.2 THE TERM NOTE AND INTEREST. The Term Loan shall be evidence by the Term Note of Borrower, payable to the order of the Bank, in the principal amount of Five Million and No/100 Dollars ($5,000,000.00). The unpaid principal balance of the Term Note shall bear interest at the rate specified in the Term Note and shall be payable as provided in the Term Note.

      2.3 TERM NOTE PROCEEDS. The proceeds of the Term Note shall be applied directly toward the payment of the purchase price set forth in Section 1.02 of the Agreement for Purchase and Sale of Assets.

SECTION 3. COLLATERAL.

      3.1 DESCRIPTION OF COLLATERAL. The Term Note shall be secured by a first lien on the following:

      (a) All right, title and interest in the United States of America, its territories and possessions (the "Territory") in and to the Cortisporin(R) Product Line and the Pediotic(R) Product Line, and the goodwill associated therewith, as well as any registered patents, trademarks or service marks (or applications therefor) or any tradenames, trade dress, trade secrets, service marks, proprietary data, or other intellectual property rights of any nature associated or used therewith, along with all presentations, product codes, strengths, and formulations associated with the Cortisporin(R) Product Line and the Pediotic(R) Product Line and NDA Nos. 50-479, 50-169, 50-416, 50-218 and 50-168, and AADA
Nos. 60-613 and 62-822, as well as any future ANDA's, AADA's or NDA's, supplements, records, and reports that are required to be kept under 21 C.F.R.
Section 314.81, whether issued, pending or in draft form, together with any correspondence to or from the FDA related to the Cortisporin(R) Product Line and the Pediotic(R) Product Line, and any other present or future regulatory filing wheresoever occurring and pertaining to the manufacture, sale, and use of said products in the Territory, whether issued or pending, and any and all changes, amendments, periodic reports, supplements, authorizations, documentation, or permits relative thereto, for the production of the Cortisporin(R) Product Line and the Pediotic(R) Product Line, including without limitation, ANDA's, AADA's and NDA's, formulations, annual product reviews, copies of completed batch records, copies of all manufacturing and packaging control procedures and specifications, all validation and protocol reports, stability protocols and reports, dose ranging study reports and protocols, product complaint files and protocols, adverse drug experience reports and protocols, supplier audit reports and protocols, and field alert reports. Registered trademarks include, but are not limited to, the following trademarks:

TRADEMARK                  REGISTRATION NUMBER             REGISTRATION DATE
---------                 --------------------             -----------------
Cortisporin                0,616,775                       November 29, 1955
Pediotic                   1,498,288                       August 2, 1988

together with any improvements or change reflected in continuations or separate filings;

(b) (i) Any and all customer lists, marketing information, documentation, data, clinical data, research and development, or other information, from any source whatsoever owned or in the possession of Monarch, related to the Cortisporin(R) Product Line and the Pediotic(R) Product Line; (ii) any and all production technology or know-how including batch records, protocols, validation and analytical methods and methodology, stability protocol and procedures, technical data, Standard Operating Procedures related to the production, manufacturing, packaging, release, sale or distribution of the Cortisporin(R) Product Line and the Pediotic(R) Product Line owned or in the possession of Monarch, including but not limited to the specifications, manufacturing and quality control data, test methods, validation data, and the know-how set forth on Schedule 1.01(b) of the Agreement for Purchase and Sale of Assets; (iii) any and all ANDA, AADA and NDA documentation for all product codes and strengths and all other regulatory filings related to the manufacture, sale and use of Cortisporin(R) Product Line and the Pediotic(R) Product Line in the Territory, and (iv) any and all data, documents, charts, information and records (whether written or electronically or magnetically archived) owned or in the possession of Monarch that is related to any of the foregoing in subsections (i) through (iii) inclusive;

      (c) Borrower's contract rights under me Agreement for Purchase and Sale of Assets;

      (d) The right to use names, logos, and trademarks used by Borrower on the Cortisporin(R) Product Line and the Pediotic(R) Product Line and the packaging thereof, and in connection with the sale and distribution of the Cortisporin(R) Product Line and the Pediotic(R) Product Line to wholesale and retail distributors; provided that the Cortisporin(R) Product Line and the Pediotic(R) Product Line shall not be manufactured bearing any such name and logos after eighteen months from the date this interest is sold to enforce the security interest created under the Security Agreement; and

all products and proceeds of the foregoing.

      3.2 GRANTING AND PERFECTION OF SECURITY INTERESTS. In order to provide the Bank with the security contemplated by Section 3.1 of this Loan Agreement, the Borrower shall execute a security agreement granting the Bank a security interest in the Collateral and Borrower shall execute such financing statements as the Bank deems necessary to perfect said security interest. The Security Agreement and the financing statements shall be in a form acceptable to the Bank. For the purpose of further perfecting the Bank's security interest in the Collateral, the Borrower shall execute the Conditional Assignment. Furthermore, the Borrower shall execute such other documents as the Bank may from time to time deem necessary to perfect and maintain the perfection of its security interest in and lien against the Collateral under the laws of the United States of America, State of Tennessee, and any other state or locality the bank deems necessary.

SECTION 4. GUARANTY.

      4.1 GUARANTY OF PAYMENT. The Guarantor agrees to guaranty the payment of all sums at any time owing to the Bank under this Loan Agreement, the Term Note, and/or Security Agreement.

      4.2 GUARANTY AGREEMENT. In order to provide the Bank with the guaranty contemplated by Section 4.1 of this Loan Agreement, the Guarantor shall execute the guaranty agreement that is attached hereto as Exhibit "B".

      4.3 SECURITY FOR GUARANTY. The Guarantor acknowledges that the security interest created by means of that certain Security Agreement dated April 30, 1996, whereby Guarantor granted the Bank a security interest securing the payment of certain promissory notes of even date therewith and any other indebtedness then existing or thereafter arising, due or to become due, absolute or contingent, and whether several, joint, or joint and several, of the Guarantor to the Bank secures, and was intended to secure the Term Loan and the obligations of the Guarantor under this Loan Agreement

SECTION 5. CONDITIONS OF LENDING.

      5.1 DOCUMENTS. The obligation of the Bank to fund the Term Note is subject to the following conditions precedent that the Bank shall have received in a form and substance satisfactory to and with such signatures as may be required by the Bank:

      (a) This Loan Agreement.

      (b) The Term Note.

      (c) The Security Agreement, together with the Conditional Assignment, and such financing statements and other documents as the Bank deems necessary to perfect its security interest in and lien against the Collateral.

      (d) Lien searches from such recording offices as the Bank shall specify, evidencing the priority of the Bank's lien under the Security Agreement.

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



      (e) Opinion letter from Jon L. Roberts, Roberts & Brownell, L.L.C. in the form attached hereto as Exhibit "C"

      (f) The Guaranty.

      (g) Certified corporate resolutions of the Borrower, authorizing this Loan Agreement, the Term Note, and the Security Agreement.

      (h) Certified corporate resolutions of the Guarantor, authorizing this Loan Agreement and the Guaranty.

      (i) Certificate(s) of good standing for the Borrower from the state of its incorporation and such other states as the Bank shall require

      (j) Certificate(s) of good standing for the Guarantor from the state of its incorporation and such other states as the Bask shall require

      (k) The opinion of the Borrower's counsel that (i) the Borrower is a corporation duly organized validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary; (ii) the transactions herein contemplated have been duly authorized by all requisite corporate authority, (iii) this Loan Agreement and the other instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, (iv) the execution, delivery and performance of this Loan Agreement, the Term Note, and the Security Agreement have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, (v) the Borrower is a wholly owned subsidiary of the Guarantor, and (vi) pertaining to such other matters as the Bank may reasonably require.

      (1) The opinion of the Guarantor's counsel that (i) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary; (ii) the guaranty herein contemplated has been duly authorized by all requisite corporate authority and is fully enforceable against the Guarantor under the laws of the State of Tennessee, (iii) this Loan Agreement, the Guaranty and any other instrument and document herein referred to have been duly authorized, validly executed and are in full force and effect,
      (iv) the execution, delivery and performance of this Loan Agreement and the Guaranty have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or results in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, (v) the Borrower is a wholly owned subsidiary of the Guarantor, and (vi) pertaining to such other matters as the Bank may reasonably require

      (m) A copy of the fully executed Agreement for Purchase and Sale of Assets.

      (n) A copy of the fully executed Bill of Sale that is attached as Exhibit "A" to the Agreement for Purchase and Sale of Assets

      (o) A copy of the fully executed Assignment of Trademarks that attached as Exhibit "B" to the Agreement for Purchase and Sale of Assets.

      (p) Proof that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been fully complied with as required by Section 1.11 of the Agreement for Purchase and Sale of Assets.

      (q) Such other information and documentation as the Bank shall reasonably require in connection with the funding of the Term Note.

      5.2 GENERAL CONDITIONS PRECEDENT. The obligation of the Bank to fund the Term Note is further subject to the following conditions precedent:

      (a) Each of the warranties and representations of Borrower and Guarantor set out in Sections 6, 7 and 8 of this Loan Agreement being and remaining true and correct in all material respects.

      (b) The Bank's review and approval of the terms and conditions of all Third Party Financing Arrangements.

SECTION 6: BORROWER'S REPRESENTATION AND WARRANTIES.

      Borrower represents and warrants that:

      6.1 INCORPORATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary.

      6.2 POWER AND AUTHORITY. The execution, delivery and performance of this Loan Agreement, the Term Note, and the Security Agreement have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower.

      6.3 LITIGATION. There is no suit, claim, action, cause or proceeding now pending or, to the knowledge of Borrower, threatened before any court, administrative, or regulatory body, arbitrator, or any governmental agency, or any grounds therefor which may result in any judgment, order, decree, liability, or other determination which will, or could, have a materially adverse effect upon the Cortisporin(R) Product Line the Pediotic(R) Product Line, or Borrower's compliance with and performance under the terms of this Loan Agreement, the Term Note or the Security Agreement. No such judgment, order, or decree has been entered or any such liability incurred which has or could have such effect. No party has tendered to Borrower, nor has Borrower accepted the tender of the defense of any claim, action, or proceeding which has or could have such effect.

      6.4 TAXES. Borrower has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes due and owing to all such taxing authorities.

      6.5 CONTRACTS OR RESTRICTIONS AFFECTING BORROWER. Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restrictions materially adversely affecting its business, properties or assets, operations or conditions (financial or otherwise) taken as a whole.

      6.6 NO DEFAULT. Borrower is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default if not cured would materially and substantially affect financial condition, property or operations of the Borrower.

      6.7 WITHDRAWAL. There exists no set of facts which could reasonably be expected to furnish a basis for the total withdrawal of the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line from the market or the suspension of said products registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, approval or consent of any governmental regulatory agency with respect to the Cortisporin(R) Product Line and the Pediotic(R) Product Line.

      6.8 NO VIOLATION OF LAW. Neither the Borrower or any of is employees with respect to the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line is or has been in violation of or in default with respect to any applicable law, rule, regulation, order, writ, or decree of any court or any governmental commission, board, bureau, agency, or instrumentally, which violation or default might have a materially adverse effect on the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line, the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line business, or Borrower's compliance with and performance under the terms of this Loan Agreement, the Term Note, or Security Agreement.

      6.9 TITLE TO COLLATERAL. Borrower has good and marketable title to all of the Collateral, free and clear of all mortgages, liens, security interests, charges, claims, restrictions, and other encumbrances of every kind, wheresoever situated other than the liens and security interests contemplated by this loan agreement to secure the obligations of Borrower to the Bank.

      6.10 PATENTS AND TRADEMARKS. The Registered Trademarks are presently in full force and effect. Furthermore, the Registered Trademarks are subject to the sole use and control of Borrower and its licensees, unless otherwise provided in the Agreement for Purchase and Sale of Assets. Borrower is not aware of any state of facts that indicate a possible present infringement of the Registered Trademarks.

SECTION 7: GUARANTOR'S REPRESENTATIONS AND WARRANTIES

      Guarantor represents and warrants that:

      7.1 INCORPORATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee; it has the power and authority to own its properties and as sets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary.

      7.2 POWER AND AUTHORITY. The execution, delivery and performance of this Loan Agreement and the Guaranty have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Charter and By-Laws of the Guarantor, any provision of any indenture, agreement or other instrument to which the Guarantor is a party, or by which the Guarantor's respective properties or assets are bound, or be in conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Guarantor.

      7.3 LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, or any properties or rights of the Guarantor, which, if adversely determined, would materially adversely affect the financial or any other condition of the Guarantor

      7.4 TAXES. Guarantor has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes due and owing to all such taxing authorities.

      7.5 CONTRACTS OR RESTRICTIONS AFFECTING GUARANTOR. Guarantor is not a party to any agreement or instrument or subject to any charter or other corporate restrictions materially adversely affecting its business, properties or assets, operations or conditions (financial or otherwise) taken as a whole.

      7.6 NO DEFAULT. Guarantor is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default if not cured would materially and substantially affect the financial condition, property or operations of the Guarantor.

      7.7 BEST INTEREST OF GUARANTOR. Considering that the Bank would not extend the Term Loan to the Borrower but for the Guaranty, Guarantor's execution of the Guaranty is in the best interest of the Guarantor.

SECTION 8: JOINT REPRESENTATIONS AND WARRANTIES

      Borrower and Guarantor represent and warrant that:

      8.1 FINANCIAL CONDITION. The consolidated financial statements of the Guarantor and its wholly owned subsidiaries, copies of which are attached hereto as Exhibit "D", are correct and complete and fairly present the financial condition of the Guarantor and its subsidiaries as of the date of said financial statements and the results of their operations for said periods and as of the Closing Date in all material respects. All such financial statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, maintained through the period involved.

      8.2 TITLE TO ASSETS. Guarantor and its subsidiaries, have good and marketable title to all their properties and assets as reflected on the balance sheet which is a part of the financial statements referred to in Section 8.1 of this Loan Agreement.

      8.3 THIRD PARTY FINANCING DOCUMENTS. Attached hereto as Exhibit "E" is a complete list of all agreements pertaining to Third Party Financing Arrangements (the "Third Party Documents"). Complete copies of the Third Party Documents have been provided to the Bank and its legal counsel, the law firm of Green & Hale. Pursuant to the Third Party Documents, the Borrower and/or Guarantor grants certain liens. Pursuant to the Existing Loan Agreements, the Borrower and Guarantor cannot grant said liens without the consent of the Bank. The Bank has reviewed the Third Party Documents and hereby consents to all liens granted pursuant to said documents and no others.

      8.4 BORROWER SUBSIDIARY OF GUARANTOR. The Borrower is a wholly owned subsidiary of the Guarantor.

      8.5 NO FALSE OR MISLEADING STATEMENTS OF FACT. To the knowledge of Borrower and Guarantor, neither this Loan Agreement nor any schedule or exhibit hereto (including without limitation the Term Note, Security Agreement and Guaranty), nor any written statement or certificate furnished in connection herewith or any of the transactions contemplated hereby, contain or will contain an untrue statement of a fact or omits or will omit to state a fact that is necessary in order to mane the statements contained herein and therein, in the light of the circumstances under which they are made, not materially misleading.

SECTION 9: AFFIRMATIVE COVENANTS OF BORROWER.

      The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the indebtedness evidenced by the Term Note, unless the Bank shall otherwise in its sole discretion consent in writing, the Borrower will:

      9.1 BUSINESS AND EXISTENCE. Perform all things reasonably necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

      9.2 MAINTAIN PROPERTY. Maintain, preserve, and protect all material leases, franchises, patents, trademarks, trade names, and copyrights, and preserve all the remainder of its properties used or useful in the conduct of its business substantially as conducted and operated during the present and preceding fiscal year. As part of this obligation, Borrower shall take all action necessary to respond to and satisfy any issues raised by any FDA Form 483 or other notice of a governmental agency so as to prevent any action which could result in the withdrawal of the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line, or the suspension of said product's registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, approval or consent of any governmental regulatory agency with respect to the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line or any facility manufacturing said product. Furthermore, Borrower shall comply with all reporting requirements of any governmental agency related to the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line.

      9.3 INSURANCE. At all times maintain with insurance companies rated "A" or better or otherwise acceptable to the Borrower and the Bank, hazard insurance and such other insurance, for such amounts as is customarily maintained by companies in the same or substantially similar business. The Bank shall be named as loss payee on the Borrower's principle hazard insurance policies and any policy covering the Collateral.

      9.4 OBLIGATIONS, TAXES AND LIENS. Pay all of its indebtednesses and obligations promptly in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default.

      9.5 COMPLIANCE CERTIFICATE. Furnish within thirty (30) days from the end of each calendar quarter a Compliance Certificate, in the form of Exhibit "F" attached hereto.

      9.6 NOTICE OF DEFAULT. At the time of the Borrower's first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

      9.7 LIENS AGAINST PERSONAL PROPERTY. Only the Bank shall have liens against the Collateral. If any other such liens exist that have not been released of record, Borrower will obtain the immediate release of any such liens.

      9.8 DEPOSIT ACCOUNTS. Maintain its primary deposit relationship with the Bank.

      9.9 PRODUCTION AND MARKETING. Borrower shall use its reasonable best efforts to produce and market the Cortisporin(R) Product Line and the Pediotic(R) Product Line.

      9.10 COMPLIANCE WITH 21 C.F.R. 314.72. All requirements of 21 CFR 314.72(a)(1) that relate to the transfer of assets to Borrower by GW under the Agreement for Purchase and Sale of Assets shall be satisfied within forty-five
(45) days of the closing date. Furthermore, any and all filing requirements of the FDA that arise as a result of or are necessary to effectuate the transfer to the Borrower of all information pertaining to the transfer of AADA's and NDA's related to the Cortisporin(R) Product Line and the Pediotic(R) Product Line shall be complied with. Documentary evidence of compliance with 21 C.F.R. 314.72(a)(1) and any other filing requirements of the FDA shall be provided to the Bank and its counsel, the law firm of Green & Hale.

SECTION 10: AFFIRMATIVE COVENANTS OF GUARANTOR.

      The Guarantor covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the indebtedness evidence by the Term Note, unless the Bank shall otherwise its sole discretion consent in writing, the Guarantor will:

      10.1 BUSINESS AND EXISTENCE. Perform all things reasonably necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

      10.2 OBLIGATIONS, TAXES AND LIENS. Pay all of its indebtednesses and obligations promptly in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income and profits, or upon any of its properties, real, personal or mixed, or upon any part thereof, before the same shall become in default.

      10.3 COMPLIANCE CERTIFICATE. Furnish within thirty (30) days from the end of each calendar quarter a Compliance Certificate, in the form of Exhibit "G" attached hereto.

      10.4 NOTICE OF DEFAULT. At the time of the Borrower's first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

      10.5 DEPOSIT ACCOUNTS. Maintain its primary deposit relationship with the Bank.

SECTION 11: JOINT AFFIRMATIVE COVENANTS.

      The Borrower and Guarantor, jointly and severally, covenant and agree that from the date hereof and until payment in full of the principal of and interest on the indebtedness evidenced by the Term Note, unless the Bank shall otherwise in its sole discretion consent in writing, the Borrower and Guarantor will:

      11.1 FINANCIAL REPORTS AND OTHER DATA. Furnish to the Bank: (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Guarantor, an unqualified audit of the Guarantor's and its wholly owned subsidiaries' consolidated financial statements as of the close of such fiscal year of the Guarantor, which financial statements shall include a consolidated balance sheet and consolidated statement of income and surplus of the Guarantor and its subsidiaries, together with the unqualified audit report and opinion of an independent Certified Public Accountant reasonably acceptable to the Bank showing the financial condition of the Guarantor and its subsidiaries at the close of such year and the results of operations during such year; (b) within forty-five (45) days after the end of each fiscal quarter, except the last fiscal quarter of the year, financial statements similar to those described above for the Guarantor and its subsidiaries, not audited but certified as to accuracy and content by the Chief Financial Officer or President or Controller of the Guarantor (the "Certifying Officer"), such consolidated balance sheets to be as of the end of such quarter and such consolidated statements of income and surplus to be for the period from the beginning of said year to the end of such quarter, in each case subject only to audit and year end adjustment.

      11.2 ADDITIONAL INFORMATION. Furnish such other relevant information regarding the operations, business affairs and financial condition of the Guarantor and its subsidiaries as the Bank may reasonably request, including but not limited to true and exact copies of Guarantor's and its subsidiaries' books of account and tax returns, and all information furnished to shareholders or any governmental authority, and permit the copying of the same.

      11.3 RIGHT OF INSPECTION. Permit any person designated by the Bank, at the Bank's expense, to visit and inspect any of the properties, books and financial reports of the Guarantor and its subsidiaries and to discuss its affairs, finances and accounts with the principal officers of the Guarantor and its subsidiaries, at all such reasonable times during regular business hours of the Bank and on reasonable advance notice and as often as the Bank may reasonably request. This right of inspection shall include, but not be limited to, the right to inspect all premises, properties, books, records, contracts, and documents related to the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line (including, without limitation, access to raw data in support of production lot approvals and stability reports) and such other information concerning the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line as may be relevant to the protection of the Bank's rights and interests in and to the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line. The Bank shall keep confidential any information it or its agents obtain as a result of this right of inspection. However, if the Bank enforces its security interest under the Security Agreement it shall be free to share any such information that is related to its Collateral with such persons it deems necessary for purposes of liquidating or selling the Collateral. Furthermore the Bank and its agents may disclose any such information as required by a subpoena or order of any court of law.

      11.4 MINIMUM NET WORTH. The Guarantor and its wholly owned subsidiaries shall maintain a minimum consolidated net worth of Twenty-five Million and No/100 Dollars ($25,000,000.00), as determined by generally accepted accounting principles including intangible assets, with assets valued at historical costs less allowances taken for depreciation, amortization and depletion. The minimum consolidated net worth to be maintained by the Guarantor and its wholly owned subsidiaries shall increase at the end of each fiscal quarter, beginning with the quarter ending June 30, 1997, by an amount equal to Fifty Percent (50%) of the consolidated net profit for that fiscal quarter. There shall, however, be no adjustment to the minimum consolidated net worth requirement in the event of a net loss for a fiscal quarter.

      11.5 DEBT TO EQUITY RATIO. The Guarantor and its wholly owned subsidiaries shall maintain a maximum consolidated debt to equity ratio (total debt divided by total equity) of 1.55.

      11.6 CASH FLOW-TO-DEBT SERVICE RATIO. The Guarantor and its wholly owned subsidiaries shall maintain a consolidated ratio of cash flow-to-date service of not less than 1.25 (total cash flow divided by total debt service) to be measured quarterly based on the consolidated financial statements required by
Section 11.1(a) For purposes of this requirement, "Cash Flow" shall be defined as Guarantor's and its wholly owned subsidiaries' consolidated net profits plus consolidated allowances for depreciation, interest and equity injections consisting of cash for the past 365 calendar days; and "Debt Service" shall be defined as all scheduled payments of principal, interest and equipment lease financing payable by the Guarantor and its wholly owned subsidiaries within the next 365 calendar days.

      11.7 CURRENT RATIO. The Guarantor and its wholly owned subsidiaries shall maintain a consolidated current ratio of 1.25. For purposes of this Section, "Current Ratio" shall be defined as the Guarantor's and its wholly owned subsidiaries' consolidated current assets divided by their consolidated current liabilities.

      11.8 AMENDMENT OF EXISTING LOAN AGREEMENTS. The Borrower and the Guarantor shall execute the documents necessary to effectuate the following amendments to the Existing Loan Agreements:

      (a) The Minimum Net Worth, Debt to Equity Ratio, Cash Flow-to-Debt Service Ratio, and Current Ratio financial covenants set forth in the Existing Loan Agreements shall be amended so as to income the same terms set forth in each of the Sections 11.4, 11.5, 11.6 and 11.7 of this Loan Agreement;

      (b) The King Loan Agreement shall be amended to reflect that the financial statements required under Section 7.5 of that agreement are the consolidated financial statements of the Guarantor and its wholly owned subsidiaries; and

      (c) The King Loan Agreements shall be amended so as to require Borrower to execute a security agreement, plus any documents the bank deems necessary to perfect the security interest granted, pledging as collateral its inventory, accounts, contract rights, and general intangibles. Said security agreement shall contain the same terms as the security agreement executed by Guarantor pursuant to the King Loan Agreement.

      (d) The King Loan Agreement shall be amended to reflect that the Borrowing Base Certificate required by Section 2.7 of said loan agreement shall be completed using the consolidated accounts receivable and inventory of the Borrower and the Guarantor.

      (e) Section 9.6 of the King Loan Agreement, Section 14.6 of the Thalitone Loan Agreement and Section 14.6 of the Proctocort Loan Agreement shall be amended so that the terms of each of those sections is identical to the terms set forth in Section 14.6 of this Loan Agreement.

      (f) Paragraph no. 9 of the security agreement referred to in the Thalitone Loan Agreement and the security agreement referred to in the Proctocort Loan Agreement shall be amended by deleting the second sentence.

These amendments shall be effectuated by such documentation as the Bank may reasonably require.

      11.9 THE AMENDED KING LOAN AGREEMENT. The King Loan Agreement as amended shall be executed by the Borrower and Guarantor. Borrower shall execute the security agreement that it will be required to provide under the terms of the King Loan Agreement as amended.

SECTION 12: NEGATIVE COVENANTS OF BORROWER.

      12.1 The Borrower covenants and agrees that at all times from and after the closing date, unless the Bank shall otherwise consent in writing, which consent shall not be unreasonably withheld, it will not, either directly or indirectly, sell, lease, transfer, (except within the Borrower's own organization) or dispose (other than in the normal course of business) of all or a substantial part of its business or assets.

      12.2 The Borrower covenants and agrees that at all times from and after the Closing Date, it will not grant anyone other than the Bank a lien against any of Borrower's assets. Borrower shall be permitted, however, to grant purchase money liens for the purpose of financing assets acquired after the Closing Date, including security interests arising from any Lease Line of Credit, which may include the acquisition of product lines (any such lien shall not extend to the Collateral). Furthermore, this provision shall not impair the ability of the Borrower to acquire property after the Closing Date by means of leases, or sale and lease back transactions.

SECTION 13: NEGATIVE COVENANTS OF GUARANTOR.

      13.1 The Borrower covenants and agrees that at all times from and after the closing date, unless the Bank shall otherwise consent in writing, which consent shall not be unreasonably withheld, it will not, either directly or indirectly, sell, lease, transfer, (except within the Borrower's own organization) or dispose (other than in the normal course of business) of all or a substantial part of its business or assets.

      13.2 The Guarantor covenants and agrees that at all times from and after the Closing Date, it will not grant anyone other than the Bank a lien against any of Guarantor's assets. Guarantor shall be permitted, however, to grant purchase money liens for the purpose of financing assets acquired after the Closing Date, including security interests arising from any Lease Line of Credit, which may include the acquisition of product lines (any such lien shall not extend to the Collateral). Furthermore, this provision shall not impair the ability of the Guarantor to acquire property after the Closing Date by means of leases, or sale and lease back transactions.

SECTION 14: EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following shall occur:

      14.1 PAYMENT OF PRINCIPAL INTEREST. The Borrower defaults in the prompt payment as and when due of principal or interest on the Term Note or any fees due under said note, this Loan Agreement or the Agreement; or in the prompt payment when due of any other indebtedness, liabilities, or obligations to the Bank, whether now existing or hereafter created or arising; direct or indirect, absolute or contingent (including but not limited to Borrower's obligations under the Existing Loan Agreements and any amendments thereto); or

      14.2 OTHER OBLIGATIONS. The Borrower or Guarantor defaults with respect to any other material agreement to which it is a party or with respect to any other material indebtedness when due or the performance of any other obligation incurred in connection with any material indebtedness for borrowed money ("material" as used herein meaning indebtedness or obligations in excess of $50,000.00) if the effect of such default is to accelerate the maturity of such indebtedness, or if the effect of such default is to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity and the holder has not waived its right to accelerate payment of such indebtedness; or

      14.3 REPRESENTATION OR WARRANTY. Any representation or warranty made by the Borrower and/or Guarantor herein, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall prove to be false, misleading or incomplete in any material respect on the date as of which made; or

      14.4 BANKRUPTCY, ETC. The Borrower and/or Guarantor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application or any such proceeding shall have been commenced against the Borrower and/or Guarantor, in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; or the Borrower and/or Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or Borrower and/or Guarantor shall generally not pay its debts as such debts become due; or

      14.5 CONCEALMENT OF PROPERTY, ETC. The Borrower and/or Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them, or made any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof; or

      14.6 CHANGE IN OWNERSHIP. There shall occur any change in the ownership that results in the Gregory Family owning a combined fifty percent (50%) or less of the capital stock of the Guarantor, or fifty percent (50%) or less of the voting power related to the capital stock. For purposes of this section the Gregory Family shall consist of John M. Gregory, Joan P. Gregory, Jefferson J. Gregory, Tern D. White-Gregory, Joseph R. Gregory, Herschel P. Blessing, Mary Ann Blessing, James E. Gregory, Dr. R. Henry Richards, Jeanie Richards, Fred Jarvis, Mary Gregory-Jarvis, S.J. L.L.C., and Kingsway L.L.C., their spouses, lineal descendants (including legally adopted children), heirs, and any trust, foundation or not-for-profit corporation organized and existing for the benefit of any of the foregoing.

      14.7 COVENANTS. Borrower and/or Guarantor defaults in the performance or observance of any other covenant, agreement or undertaking on its or their part to be performed or observed, contained herein, or in any other instrument or document which now or hereafter evidences or secures all or any part of the Term Loan.

      14.8 WITHDRAWAL OR SUSPENSION. The total withdrawal of the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line from the market, or the suspension of said product's registration, product license, manufacturing license, wholesale dealers license, export license or other governmental license, the approval or consent of any governmental regulatory agency with respect to the Cortisporin(R) Product Line and/or the Pediotic(R) Product Line.

      14.9 REMEDY. Upon the occurrence of any Event of Default, as specified herein, and the expiration of any applicable cure period, the Bank shall, at its option, thereupon declare the entire unpaid principal balance of the Term Note, all interest accrued and unpaid thereon and all other amounts payable under this Loan Agreement to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under any other instrument or document which evidences, secures or guaranties the Term Note, or available at law or in equity, including the right to the appointment of a receiver to take possession of the Borrower's and/or Guarantor's property.

SECTION 15: MISCELLANEOUS

      15.1 AMENDMENTS. The provisions of this Loan Agreement, the Term Note, or any instrument or document executed pursuant hereto or securing or guarantying the indebtednesses, may be amended or modified only by an instrument in writing signed by the parties to said document or instrument. Guarantor need only be a party to an amendment of the Guaranty, and waives notice of any amendment, modification or renewal of the Term Note, this Loan Agreement, or any other instrument or document executed pursuant hereto other than the Guaranty.

      15.2 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered by hand. Any such notices and other communications to the Borrower shall be addressed as follows:

      John M. Gregory
      Chairman of the Board & CEO
      Monarch Pharmaceuticals, Inc.
      355 Beecham Street
      Bristol, TN 37620

      WITH A COPY TO:
      John A. A. Bellamy
      Executive Vice President and General Counsel
      King Pharmaceuticals, Inc.
      501 Fifth Street
      Bristol, TN 37620

All such notices and other communications to the Guarantor shall be addressed as follows:

      John M. Gregory
      Chairman of the Board & CEO
      King Pharmaceuticals, Inc.
      501 Fifth Street
      Bristol. TN 37620

      WITH A COPY TO:
      John A. A. Bellamy
      Executive Vice President and General Counsel
      King Pharmaceuticals, Inc.
      501 Fifth Street
      Bristol, TN 37620

All such notices and other communications to the Bank shall be addressed as follows:

      Kevin L. Jessee
      Community Bank President
      First Tennessee Bank National Association
      P. O. Box 3189
      1155 Volunteer Parkway, Suite 201
      Bristol, TN 37625,

or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to the delivery with the terms of this Section 10.2. All such notices and other communications shall be effective (i) if mailed, when received or three (3) business days after mailing, whichever is earlier; or (ii) if delivered by hand, upon delivery.

      15.3 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

      15.4 INDEMNIFICATION. The Borrower and Guarantor agree to indemnify the Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys' fees and expenses, growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Bank's negligence or willful misconduct. The indemnification provided for in this Section shall survive the payment in full of the Term Note.

      15.5 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Term Note. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest therein.

      15.6 GOVERNING LAW. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee.

      15.7 EXECUTION IN COUNTERPARTS. This Loan agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      15.8 TERMINOLOGY; SECTION HEADINGS. All personal pronouns used in this Loan Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

      15.9 ENFORCEABILITY OF AGREEMENT. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

      15.10 NON-CONTROL. In no event shall the Bank's rights hereunder be deemed to indicate that the Bank is in control of the business, management or properties of the Borrower and/or Guarantor or has power over the daily management functions and operating decisions made by the Borrower and/or Guarantor.

      15.11 FEES AND EXPENSES. Except as otherwise expressly provided herein, the Borrower agrees to reimburse the Bank for all legal fees and expenses, and recording fees and taxes incurred by the Bank in connection with the loan contemplated by this Loan Agreement, including but not limited to such fees and expenses incurred in connection with preparation of amendments to the Existing Loan Agreements and related documentation. Furthermore, the Borrower agrees to pay, or reimburse the Bank for, the actual out-of-pocket expenses, including but not limited to counsel fees and expenses, court costs, accountants fees and expenses, and fees and expenses of similar experts as deemed necessary by the Bank, incurred by the Bank in connection with the enforcement of, or the preservation of any rights under this Loan Agreement, the Term Note, and any instrument or document now or hereafter securing or guarantying said note. The Guaranty shall guaranty the obligations of the Borrower set forth in this section, in addition to the other obligations that may be owing under the terms of this Loan Agreement, the Term Note and the Security Agreement.

      15.12 TIME OF ESSENCE. Time is of the essence in this Loan Agreement, the Term Note, and the other instruments and documents executed and delivered in connection herewith.

      15.13 LIENS; SETOFF OF BANK. Upon the occurrence of any Event of Default as specified above, the Bank may apply any and all deposits (general or special, matured or unmatured) and other credits of the Borrower against any and all indebtednesses of the Borrower to the Bank. The Borrower acknowledges the Bank's legal and equitable rights to setoff, appropriate. Furthermore, upon the occurrence of any Event of Default as specified above, the Bank may apply any and all deposits (general or special, matured or unmatured and other credits of the Guarantor against any and all indebtednesses of the Borrower to the Bank covered by the Guaranty. The Guarantor acknowledges the Bank's legal and equitable rights to setoff, appropriate.

      15.14 VENUE OF ACTIONS. As an integral part of the consideration for the making of this Loan Agreement, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, or by any successor, personal representative or assignee with respect to the Term Note, or this Loan Agreement or any other document or instrument which now or hereafter evidences, secures or guaranties all or any part of the Term Loan, other than in a state court of competent jurisdiction in Sullivan County, Tennessee, or the United States District Court for the Eastern District of Tennessee, and not elsewhere. As a further integral part of the consideration for the making of this Loan Agreement, it is expressly understood and agreed that no suit or action shall be commenced by the Guarantor, or by any successor, personal representative or assignee with respect to the this Loan Agreement, or any other document or instrument which now or hereafter evidences, secures or guaranties all or any part of the Term Loan, other than in a state court of competent jurisdiction in Sullivan County, Tennessee, or in the United States District Court for the Eastern District of Tennessee, and not elsewhere. Nothing in this paragraph contained shall prohibit the Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other comment or instrument which evidences, secures or guaranties the obligations of borrower and/or Guarantor contemplated by this Loan Agreement.

      15.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      15.16 ENTIRE AGREEMENT. This written agreement, the related written documents referred to herein, and any other agreements executed contemporaneously herewith set forth the complete and exclusive statement of the terms of the agreement between the Borrower, Guarantor and the Bank with respect to the loans contemplated by this Loan Agreement. Therefore, no prior written agreements or contemporaneous or prior oral agreements between the parties shall be of any effect with respect to the loan contemplated by this Loan Agreement.

      IN WITNESS WHEREOF, the Borrower, Guarantor and the Bank have caused this Loan Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                                             MONARCH PHARMACEUTICALS INC.


                                             By:/s/ John M. Gregory
                                                -------------------------------
                                                John M. Gregory
                                                Chairman of the Board & CEO

                                             KING PHARMACEUTICALS, INC.

                                             By:/s/ John M. Gregory
                                                -------------------------------
                                                John M. Gregory
                                                Chairman of the Board & CEO

                                             FIRST TENNESSEE BANK,
                                             NATIONAL ASSOCIATION

                                             By:/s/ Kevin L. Jessee
                                                -------------------------------
                                                Kevin L. Jessee
                                                Community Bank President

STATE OF TENNESSEE
COUNTY OF SULLIVAN

      Before me, Jane Cartwright, of the state and county mentioned, personally appeared John M. Gregory, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be the Chairman of the Board & CEO of Monarch Pharmaceuticals Inc. the within named bargainor, a corporation, and that as such Chairman of the Board & CEO, executed the foregoing instrument for the purpose therein contained, by personally signing the name of Monarch Pharmaceuticals, Inc..

      Witness my hand and seal, at office in this 20th day of March, 1997.

                                             /s/ Jane Cartwright
                                             ----------------------------------
                                             Notary Public
                                             My commission expires 1-12-99
                                                                  -------------
STATE OF TENNESSEE
COUNTY OF SULLIVAN

      Before me, Jane Cartwright, of the state and county mentioned, personally appeared John M. Gregory, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be the Chairman of the Board & CEO of King Pharmaceuticals, Inc. the within named bargainor, a corporation, and that as such Chairman of the Board & CEO, executed the foregoing instrument for the purpose therein contained, by personally signing the name of King Pharmaceuticals Inc..

      Witness my hand and seal, at office in this 20th day of March, 1997.

                                             /s/ Jane Cartwright
                                             ----------------------------------
                                             Notary Public
                                             My commission expires 1-12-99
                                                                  -------------



STATE 0F TENNESSEE
COUNTY OF SULLIVAN

      Before me, Jane Cartwright, of the state and county mentioned, personally appeared Kevin L. Jessee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged such person to be the Community Bank President of First Tennessee Bank National Association, the within named bargainor, and that as such Community Bank President, executed the foregoing instrument for the purpose therein contained, by personally signing the name of First Tennessee Bank National Association.

      Witness my hand and seal, at office in this 20th day of March, 1997.

                                             /s/ Jane Cartwright
                                             ----------------------------------
                                             Notary Public
                                             My commission expires 1-12-99
                                                                  -------------

                               PROMISSORY NOTE
                         (Business or Commercial Loan)
                                                      ------------------------
                                                               Approval

$5,000,000.00                                          Bristol, Tennessee
                                                       March 20, 1997

FOR VALUE RECEIVED, the undersigned (jointly and severally, if more than one) promise(s) to pay to the order of First Tennessee Bank National Association (hereinafter referred to as the "Bank") at any lending office in the state mentioned above or at such other place as the holder hereof may designate in writing, in current local funds, the sum of: Five Million and no/00****Dollars

[ ]  DISCOUNTED: Including interest, due on __________, 19 ____.
[X] INTEREST BEARING: Plus interest from date until maturity on the unpaid principal balance of this Note at the rate of:
     [ ] FIXED RATE: __% per annum,
     [X] VARIABLE RATE: A variable rate per annum ("Variable Rate") which shall be equal to the lesser of (a) the maximum rate of interest ("Maximum Rate") which Bank may lawfully charge, or (b) a rate which is ___% per annum higher than the base commercial rate of interest ("Base Rate") established from time to time by Bank. Each change in the Variable Rate which results from a change in the Maximum Rate shall become effective, without notice to the undersigned, on the same date that the Maximum Rate changes. Each change in the Variable Rate which results from a change in the Base Rate shall become effective, without notice to the undersigned, on [ ] the same date that the Base Rate changes; [ ] the first day of the calendar month following any change in the Base Rate; [ ] the first day of the calendar quarter following any change in the Base Rate; [ ] other __________________. The Base Rate is one of several interest rate indices employed by the Bank. The undersigned acknowledge(s) that the Bank has made, and may hereafter make, loans bearing interest at rates which are higher or lower than the Base Rate.

 Such principal and interest shall be payable as shown below:

 [ ] SINGLE PRINCIPAL PAYMENT: One single principal payment of the balance, due on _____, 19__ plus interest payable
         [ ] at maturity.
         [ ] beginning _____, 19 __ and continuing on the same day of each successive [ ] monthly or
             [ ] quarterly calendar period, except that the final interest installment shall be payable on the date the principal is due.
 [X] MULTIPLE PRINCIPAL PAYMENTS: 35 payments of $138,888.89 each, plus a final payment for the balance then owing, beginning last day of April, 1997, and continuing on the same day of each successive [x] monthly or [ ] quarterly calendar period. Accrued interest is [ ] included in each of the above payments; or [X] payable in addition to such payments on the above payment dates.

 [ ] OTHER:
             ------------------------------------------------------------------

 ------------------------------------------------------------------------------
 SECURITY: Except as otherwise provided herein, as of the date hereof,

 [ ] This Note is secured by a mortgage(s) or deed(s) of trust dated
                                                                      ---------

 ------------------------------------------------------------------------------
 [X] This Note is secured by security agreements(s) dated March 20, 1997

     --------------------------------------------------------------------------

OTHER TERMS AND CONDITIONS: Unless otherwise provided herein, all payments shall be applied first to pay the accrued interest to date on the unpaid balance and next to the unpaid principal of the indebtedness.
         Any payment not made when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the maximum effective contract rate of interest which the Bank may lawfully charge on the date such payment became due.
         If this Note is placed in the hands of an attorney for collection, but suit or otherwise, or to protect any security given for its payment, or to enforce its collection, the undersigned will pay all the costs of collection and litigation, together with a reasonable attorney's fee, all of which shall be secured by any collateral pledged as security herefor. The undersigned also agrees to pay any and all actual expenses including reasonable attorney's fees incurred by Bank in (i) successfully defending any action or inaction in connection with any aspect of the transaction evidenced by this instrument, or
(ii) any action, whether or not successful, taken to protect or enforce Bank's rights in any collateral related to the transaction evidenced by this instrument.
         The maker(s) and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to or further assent from them or any other party liable hereon, all of whom will remain bound upon this Note notwithstanding any such extension(s); and further agree that all or any collateral given, now or hereafter, as security herefor may be released (with or without substitution) without notice and without affecting their liability hereon; and that additional makers, endorsers, guarantors, or sureties may become parties hereto, and that any present or future party may be released from liability hereunder, without notice, and without affecting the liability of any other maker, endorser, or guarantor.

In the event of any default in the prompt and punctual payment, when due, of this Note (or any installment hereof, whether of principal, interest, or principal and interest), or if the undersigned, or any other party liable hereon, should become insolvent (as defined in the Uniform Commercial Code), or if a petition in bankruptcy be filed by or against any of the undersigned or any other party liable hereon, or if a receiver be appointed for any part of the property or assets of the undersigned or any party liable hereon, or if any assignment for the benefit of creditors be made by the undersigned, or any other party liable hereon, or if a judgment be entered against the undersigned, or any other party liable hereon, or upon the issuance of any writ, levy or process, valid or invalid which purports to restrict the undersigned or any other party liable hereon, with respect to any of his/her or their funds of property on deposit with or in the possession or custody or under the control of the Bank, or upon the death or dissolution of any party liable hereon, or in the event of any default in the prompt and punctual payment when due, or any other indebtedness or obligation to the Bank owed, now or hereafter, by parties liable hereon, or upon any default in any deed of trust, mortgage, security agreement, assignment of other security document given, now or hereafter, to secure the indebtedness evidenced hereby, or if any representation or warranty made by the undersigned pertaining to this credit shall prove to be false, untrue, or materially misleading, or in the event that the Bank shall deem itself insecure, then and in any of such events, this Note shall, without notice or demand for payment (the same being expressly waived), be and become immediately due and payable for all purposes, at the option of the Bank.
        Any money or other property at any time in the possession of the Bank belonging to any party liable hereon, and any deposits or other sums at any time credited by or due from the Bank to any other party liable hereon, may at all times, at the option of the Bank, be held and treated as collateral security for the payment of this Note or any other liability of any of the undersigned, or any other party in any manner liable hereon to the Bank, whether due or not due. The Bank may, at any time, at its option, and without notice, set off the amount due or to become due hereon against the claim of any of said parties against the Bank. To effect these rights, the undersigned and all other parties liable hereon agree, upon request by the Bank, immediately to endorse, sign, and execute all necessary instruments, and do hereby appoint the Bank (acting through any then officer thereof) as attorney-in-fact for them with authority to endorse any instrument requiring endorsement and to effect any transfer, and this appointment shall be irrevocable as long as the undersigned, or any other party liable hereon, shall be indebted to the Bank.
        The undersigned agrees to furnish a current financial statement upon the request of Bank from time to time, and further agrees to execute and deliver all other instruments and take such other actions as Bank may from time to time reasonably request in order to carry out the provisions and intent hereof.
        In the event of any renewal or extension of the loan indebtedness evidenced hereby, unless the parties otherwise agree to a lower rate, the Bank shall have the right to charge interest at the highest of the following rates:
(i) the maximum rate permissible at the time the contract to make the loan was executed; or (ii) the maximum rate permissible at the time the loan was made; or (iii) the maximum rate permissible at the time of such renewal or extension; or (iv) the maximum rate permitted by applicable federal law; it being intended that those statutes and laws, state or federal, from time to time in effect, which permit the charging of the higher rate of interest shall govern the maximum rate which may be charged hereunder. In the event that for any reason the foregoing provisions hereof shall not contain a valid, enforceable designation of a rate of interest prior to maturity or method of determining the same, then (unless this Note is a discounted, single-payment note) the indebtedness hereby evidenced shall bear interest prior to maturity at the maximum effective rate which may be lawfully charged by the Bank under applicable law.
        Regardless of any provision herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum contract rate which may be lawfully charged by the holder hereof under applicable law; and in the event the holder hereof ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to the undersigned. In determining whether or not the interest paid of payable, under any specific contingency, exceeds the maximum lawful contract rate, the undersigned and the holder hereof shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as a reasonable loan charge, rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term hereof, so that the interest accrued or to accrue throughout the entire term contemplated hereby shall at no time exceed the maximum lawful contract rate.
        The undersigned jointly and severally waive(s) any right to a trial by jury in any action or proceeding to enforce or defend any rights under this agreement or under any amendment, instrument, document or agreement delivered (or which may in the future be delivered) in connection herewith or arising from any banking relationship existing in connection with this agreement. The undersigned agree(s) that any such action or proceeding shall be tried before a court and not before a jury.


                                                  Monarch Pharmaceuticals, Inc.
                                                  -----------------------------

                                                  By: /s/ John M. Gregory
                                                  -----------------------------
                                                         Chairman & CEO
                                                  -----------------------------

                 ALLONGE TO PROMISSORY NOTE DATED MARCH 20, 1997
     IN THE AMOUNT OF $5,000,000.00 (THE "NOTE") EXECUTED BY THE UNDERSIGNED
       TO THE ORDER OF FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("BANK")

           (FOR USE WITH BLUE, GREEN AND WHITE NOTES ONLY - NEW LOAN)

     1. The undersigned understands and agrees that the terms of the Note relating to the interest rate shall be modified by deleting the paragraph of the Note entitled Variable Rate in its entirety and replacing it with the following:

          [X] Variable Rate: A variable rate per annum ("Variable Rate") based on a [ ] three hundred and sixty (360) [X] three hundred and sixty-five
     (365) day year which shall be equal to the lesser of (i) the maximum rate of interest ("Maximum Rate") which Bank may lawfully charge, or (ii) a rate which is 1.75 percent (1.75%) per annum higher than the LIBOR Rate (as hereinafter defined), adjusted and determined as of the opening of business on March 20, 1997 (the "Initial Pricing Date") and on the 20th day of every third month hereafter (each an "Interest Rate Change Date"). The LIBOR Rate shall mean the London Interbank Offered Rate of interest for an interest period of three (3) months, as reported in The Wall Street Journal published on each Interest Rate Change Date. Each change in the Variable Rate which results from a change in the LIBOR Rate shall become effective, without notice to the undersigned, on each Interest Rate Change Date; provided, however, that if The Wall Street Journal is not published on such date, the LIBOR Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date. In the event that at any time prior to maturity the rate of interest specified in clause (ii) above (determined as of the dates when changes become effective above) shall exceed the Maximum Rate, Bank may, at its option and without notice to the undersigned, charge interest at the Maximum Rate for the entire term of the loan and all unpaid interest then accrued at said Maximum Rate shall be due and payable ten (10) days following the date upon which Bank notifies the undersigned of the amount of such accrued but unpaid interest. (The three (3) month LIBOR Rate quoted in The Wall Street Journal published on the Initial Pricing Date is 5.64 percent (__%) per annum.)

          The privilege is reserved to prepay this Note in whole or in part, prior to maturity, without premium or penalty.

          Notwithstanding any other provisions herein, if any Change in Law (as hereinafter defined) shall make it unlawful for the Bank to make or maintain a LIBOR Rate loan as contemplated by this Note, the principal outstanding hereunder shall, if required by law and if the Bank so requests, be converted on the date required to make the loan evidenced by this Note legal to a loan accruing interest at the lesser of the Maximum Rate or the base commercial rate of interest ("Base Rate") established from time to time by the Bank. Each change in the Base Rate shall become effective, without notice to the undersigned, on the same date that the Base Rate changes. The undersigned hereby agrees promptly to pay the Bank, upon demand, any costs incurred by the Bank in making any conversion in accordance with this paragraph, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate loans.

          The undersigned acknowledges that the Base Rate is one of several interest rate indices employed by the Bank and that the Bank has made, and may hereafter make, loans bearing interest at rates which are higher or lower than the Base Rate.

          The undersigned hereby indemnifies the Bank and holds the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (i) a default by the undersigned in payment of the principal amount of or interest on the loan evidenced hereby, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate loans, or
     (ii) a Change in Law that results in the imposition on the Bank of reserve requirements in connection with LIBOR Rate loans made by the Bank. The undersigned will make any payments under this indemnity to Bank, upon demand. The undersigned further agrees to enter into a modification of this Note, at the request of the Bank, to bring this Note into compliance with any Change in Law.

          "Change in Law" shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by any Governmental Authority having jurisdiction over the Bank, in each case after the date hereof.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory functions of or pertaining to government.

     2. The provisions hereof shall be binding upon the undersigned, his/her heirs, executors, administrators, personal representatives, successors and assigns, and shall inure to the benefit of the Bank, its successors and assigns.

                                        ----------------------------------------
                                                             INDIVIDUAL BORROWER


                                        MONARCH PHARMACEUTICALS, INC.
                                        ----------------------------------------

                                        By: /s/ John M. Gregory
                                           -------------------------------------

                                        Title: CHAIRMAN AND CEO
                                              ----------------------------------
                                                        BUSINESS ENTITY BORROWER